                                                             CONFORMED COPY



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                                TRUST AGREEMENT


                         Dated as of December 22, 1994


                                    between


                         J.P. MORGAN INTERFUNDING CORP.
                               Owner Participant


                                      and


                             MERIDIAN TRUST COMPANY
                                 Owner Trustee


                          -------------------------

                              57 Rebuilt Railcars
                                795 New Railcars

                          -------------------------

                       Conrail 1994-A Pass Through Trust




================================================================================

                               TABLE OF CONTENTS


                                                                                                    Page
                                                                                                    ----

ARTICLE I          DEFINITIONS AND TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                   1.01.    Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II         AUTHORITY TO EXECUTE DOCUMENTS;
                   DECLARATION OF TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                   2.01.    Authority to Execute Documents  . . . . . . . . . . . . . . . . . . . .    1
                   2.02.    Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE III        ACCEPTANCE AND DELIVERY OF ITEMS OF
                   EQUIPMENT; LEASE OF ITEMS OF EQUIPMENT   . . . . . . . . . . . . . . . . . . . .    2

                   3.01.    Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   3.02.    Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . .    3

ARTICLE IV         RECEIPT, DISTRIBUTION AND APPLICATION OF
                   INCOME FROM THE OWNER TRUST ESTATE   . . . . . . . . . . . . . . . . . . . . . .    3

                   4.01.    Distribution of Payments  . . . . . . . . . . . . . . . . . . . . . . .    3
                   4.02.    Method of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE V          DUTIES OF THE OWNER TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .    5

                   5.01.    Notice of Event of Default; Furnishing of Documents . . . . . . . . . .    5
                   5.02.    Action Upon Instructions  . . . . . . . . . . . . . . . . . . . . . . .    5
                   5.03.    Right to Indemnity Before Acting  . . . . . . . . . . . . . . . . . . .    6
                   5.04.    No Duties Except as Specified . . . . . . . . . . . . . . . . . . . . .    6
                   5.05.    No Action Except Under Specified Document or
                            Instructions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE VI         THE OWNER TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                   6.01.    Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . . . . .    7
                   6.02.    Absence of Certain Duties . . . . . . . . . . . . . . . . . . . . . . .    8
                   6.03.    No Representations or Warranties as to Certain
                            Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   6.04.    No Segregation of Monies Required; Investment
                            Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                                                                                                            Page
                   6.05.    Reliance Upon Certificates and Counsel  . . . . . . . . . . . . . . . . . . . .    9
                   6.06.    Not Acting in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . .   10
                   6.07.    Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   6.08.    Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE VII        INDEMNIFICATION OF THE OWNER TRUSTEE BY
                   THE OWNER PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

                   7.01.    Indemnification of the Owner Trustee  . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE VIII       TRANSFER OF THE OWNER PARTICIPANT'S
                   INTEREST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                   8.01.    Transfer of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE IX         SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES  . . . . . . . . . . . . . . . . . . . . . . . . .   12

                   9.01.    Resignation or Removal of the Owner Trustee;
                            Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   9.02.    Co-Trustees and Separate Trustees . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE X          SUPPLEMENTS AND AMENDMENTS TO TRUST
                            AGREEMENT AND OTHER DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . .   14

                   10.01.    Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                   10.02.    Discretion as to Execution of Documents  . . . . . . . . . . . . . . . . . . .   15
                   10.03.    Absence of Requirements as to Form . . . . . . . . . . . . . . . . . . . . . .   15
                   10.04.    Distribution of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                   10.05.    No Request Needed As to Lease and Indenture Supplements  . . . . . . . . . . .   15

ARTICLE XI         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                   11.01.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                   11.02.    The Owner Participant Has No Legal Title . . . . . . . . . . . . . . . . . . .   16
                   11.03.    Assignment, Sale, etc. of Items of Equipment . . . . . . . . . . . . . . . . .   17
                   11.04.    Trust Agreement for Benefit of Parties Only  . . . . . . . . . . . . . . . . .   17
                   11.05.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                   11.06.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                   11.07.    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                   11.08.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                   11.09.    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                   11.10.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                   11.11.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                TRUST AGREEMENT


                 This TRUST AGREEMENT dated as of December 22, 1994 between J.P. MORGAN INTERFUNDING CORP., a Delaware corporation (together with its successors and permitted assigns, the "Owner Participant"), and MERIDIAN TRUST COMPANY, a Pennsylvania trust company (in its individual capacity, "Meridian"), in its individual capacity only as expressly stated herein and otherwise not in its individual capacity but solely as trustee hereunder (in such capacity, together with its successors and permitted assigns, called the "Owner Trustee").


                              W I T N E S S E T H:


                                   ARTICLE I
                             DEFINITIONS AND TERMS

                 Section 1.01. Certain Definitions. Unless the context shall otherwise require, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Appendix A to the Participation Agreement dated as of December 22, 1994 among Consolidated Rail Corporation, the Owner Participant, Wilmington Trust Company ("Wilmington"), as Indenture Trustee, Wilmington, as Pass Through Trustee, Meridian and the Owner Trustee for all purposes of this Agreement. All such definitions shall be equally applicable to the singular and plural forms of the terms defined. All references in this Agreement to Articles and Sections, unless otherwise specified, refer to Articles and Sections of this Agreement.


                                   ARTICLE II
                        AUTHORITY TO EXECUTE DOCUMENTS;
                              DECLARATION OF TRUST

                 Section 2.01. Authority to Execute Documents. The Owner Participant hereby authorizes and directs the Owner Trustee (i) to execute and deliver the Participation Agreement, the Railcar Purchase Agreement, the Indenture, any Indenture Supplement, the Lease, any Lease Supplement and any other agreements, instruments or documents to which the Owner Trustee is to be a party in the respective forms thereof delivered from time to time by the Owner Participant to the Owner Trustee for execution and delivery; (ii) to execute and deliver all other agreements, instruments and certificates contemplated by any Operative Document; and (iii) subject to the express terms hereof and of the other Operative Documents to which it is a party, to exercise its rights (upon instructions received from the Owner Participant) and perform its duties under the documents referred to in clauses (i) and (ii) above in accordance with the respective terms thereof.

                 Section 2.02. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participant, subject, however, to the provisions of, and the Lien created by, the Indenture.


                                  ARTICLE III
   ACCEPTANCE AND DELIVERY OF ITEMS OF EQUIPMENT; LEASE OF ITEMS OF EQUIPMENT

                 Section 3.01. Authorization. The Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participant that it will, promptly execute and deliver the Participation Agreement, the Railcar Purchase Agreement, the Indenture and the Lease and, subject to due compliance with the terms of Section 3.02, on the Closing Date.

                 (A) authorize a representative or representatives of the Owner Trustee (who shall be a person or persons designated by Lessee) to accept delivery of the Railcars to be purchased on the Closing Date pursuant to the Participation Agreement;

                 (B) purchase such Railcars pursuant to the Participation Agreement and the Railcar Purchase Agreement;

                 (C) pay an amount equal to the Owner Participant's Commitment for such Railcars pursuant to the Participation Agreement in consideration of the sale of such Railcars by Lessee to the Owner Trustee pursuant to the Railcar Purchase Agreement;

                 (D) lease such Items of Equipment to Lessee under the Lease;

                 (E) execute and deliver each other Operative Document to which the Owner Trustee is to be a party and the financing statements contemplated by Section 4(a)(iii) of the Participation Agreement on the Closing Date;

                 (F) take such other action as may be required of the Owner Trustee hereunder or under the Participation Agreement, the Indenture, the Lease or any other Operative Document to effectuate the transactions then contemplated thereby including, without limitation, whatever action is necessary to register the Railcars in the name of the Owner Trustee; and

                 (G) execute and deliver all such other instruments, documents or certificates and take all such other action, in accordance with the directions of the Owner

         Participant, as the Owner Participant may deem necessary or advisable in connection with the transactions then contemplated hereby.

                 Section 3.02. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 3.01 on the Closing Date shall be subject to the following conditions precedent:

                 (A) on the Closing Date, the Owner Participant shall have made available, in immediately available funds, to the Owner Trustee the full amount of its Commitment with respect to the Items of Equipment to be purchased on the Closing Date in accordance with
         Section 2 of the Participation Agreement; and

                 (B)      each of the then applicable terms and conditions of
         Section 4 of the Participation Agreement shall have been waived or complied with in a manner satisfactory to the Owner Participant.



                                   ARTICLE IV
                     RECEIPT, DISTRIBUTION AND APPLICATION
                     OF INCOME FROM THE OWNER TRUST ESTATE

                 Section 4.01. Distribution of Payments. (a) Payments to the Indenture Trustee. Until the Indenture shall have been discharged pursuant to
Section 9.01 thereof, all Rent, insurance, condemnation and requisition proceeds (other than any insurance, condemnation and requisition proceeds specified in Section 4.01(e)) and indemnity or other like payments of any kind included in the Indenture Estate (other than Excluded Payments) shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee, shall upon receipt be paid over to the Indenture Trustee without deduction, setoff or adjustment of any kind) for distribution in accordance with the provisions of Article 3 of the Indenture; provided, however, that any payments received by the Owner Trustee from (i) Lessee with respect to the Owner Trustee's fees and disbursements or (ii) the Owner Participant pursuant to Article VII shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

                 (b) Payments to the Owner Trustee; Other Parties. Any payment of the types referred to in paragraph (a) of this Section 4.01 (other than Excluded Payments and payments specified in the proviso to such paragraph
(a)) received by the Owner Trustee, any other payment so received except as specified in Section 4.01(d) or 4.01(e) and any other amount received as part of the Owner Trust Estate and for the application or distribution of which no provision is made herein, whether for or with respect to any Item of Equipment or otherwise (i) from the Indenture Trustee or (ii) from any other Person after the Indenture shall have been discharged pursuant to Section 9.01 thereof, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment or amount as shall be required to pay or reimburse the Owner Trustee for any fees or expenses not otherwise paid or reimbursed as to which the Owner Trustee is entitled to be paid or reimbursed pursuant to the provisions hereof or for the Indenture, shall be retained by the Owner Trustee; second, so much of the remainder of such payment or amount for which provision as to the application thereof is contained in the Lease or any other Operative Document, shall b applied and distributed in accordance with the terms of the Lease or such other Operative Document; and third, the balance, if any, shall be paid to the Owner Participant.

                 (c)      Intentionally Omitted.

                 (d) Excluded Payments. Any Excluded Payments received by the Owner Trustee shall be paid to the Owner Participant or to the Person to whom such Excluded Payments is payable under the terms of the Participation Agreement, the Tax Indemnity Agreement or the Lease.

                 (e) Proceeds. Any insurance, condemnation or requisition proceeds received by the Owner Trustee shall be applied as provided in Sections 10 and 11 of the Lease.

                 Section 4.02. Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Owner Participant pursuant to this Article IV by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of the Owner Participant as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use reasonable and diligent efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day) and (ii) the Indenture Trustee pursuant to this Article IV by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, however, that the Owner Trustee shall use its best efforts to invest overnight, for the benefit of the Owner Participant, in Permitted Investments (or if no Permitted Investments shall then be available, in such other investments then available to the Owner Trustee as the Owner Participant shall direct) all funds not transferred by wire transfer on the day received. Notwithstanding the preceding sentence, but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested in writing by the Owner Participant, pay any and all amounts payable by the Owner Trustee hereunder to the Owner Participant either
(i) by crediting, or causing the Indenture Trustee to credit such amounts to an account or accounts maintained by the Owner Participant with Meridian or with the Indenture Trustee, as the case may be in immediately available funds or
(ii) by mailing, or causing the Indenture Trustee to mail, an official bank check or checks in such amounts payable to the Owner Participant to such address as the Owner Participant shall have designated in writing to the

Owner Trustee. If at any time the Owner Trustee shall receive any funds properly distributable to Lessee, the Owner Trustee shall, subject always to the terms of the Indenture, the Lease and all other Operative Documents, cause the same to be promptly distributed to Lessee by wire transfer of immediately available funds to such account or accounts it may designate from time to time by written notice to the Owner Trustee.


                                   ARTICLE V
                          DUTIES OF THE OWNER TRUSTEE

                 Section 5.01. Notice of Event of Default; Furnishing of Documents. If the Owner Trustee shall have knowledge of any Potential Default, Event of Default, ETA Default or Event of Acceleration, the Owner Trustee shall give to the Owner Participant, Lessee and the Indenture Trustee prompt telephonic or telex notice thereof, followed by prompt confirmation thereof by certified mail, postage prepaid, with return receipt requested. Subject to
Section 5.03, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the terms of the Operative Documents, with respect to such Potential Default, Event of Default, ETA Default or Event of Acceleration as the Owner Trustee shall be directed in writing by the Owner Participant. If the Owner Trustee shall not have received instructions as above provided within 20 days after mailing notice of such Potential Default, Event of Default, ETA Default or Event of Acceleration to the Owner Participant, the Owner Trustee may, subject to instructions received pursuant to the preceding sentence, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Potential Default, Event of Default, ETA Default or Event of Acceleration not inconsistent with the provisions of the Indenture, as it shall deem in its sole and absolute discretion to be in the best interests of the Owner Participant. For all purposes of this Agreement and the Lease, the Owner Trustee shall not be deemed to have knowledge of a Potential Default, Event of Default, ETA Default or an Event of Acceleration unless notified in writing thereof in the manner and at the address set forth in Section 11.05 or unless an officer in the Corporate Trust Administration of the Owner Trustee has actual knowledge thereof. The Owner Trustee will furnish to the Owner Participant and the Indenture Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instrument furnished to the Owner Trustee hereunder or under the Operative Documents, unless by the express terms of any Operative Document a copy of the same is required to be furnished by some other Person directly to the Owner Participant and the Indenture Trustee or the Owner Trustee shall have determined that the same has already been furnished to the Owner Participant and the Indenture Trustee.

                 Section 5.02.  Action Upon Instructions.  Subject to Sections
5.01 and 5.03 and to the terms of any other applicable Operative Document, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee shall take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any Operative Document to which the Owner Trustee is a party, or in respect of all or any part of the Owner Trust Estate, as shall be specified in such instructions; (ii) take such action to preserve or protect the Owner Trust Estate (including the discharge of any Liens) as shall be specified in such instructions; (iii) approve as satisfactory to the Owner Trustee all matters required by the terms of the Lease or any other Operative Document to be satisfactory to the Owner Trustee, it being understood that, without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to it; and (iv) subject to the rights of Lessee under the Operative Documents, after the expiration or earlier termination of the Lease with respect to such Items of Equipment, convey all of the Owner Trustee's right, title and interest in and to the Item of Equipment for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of the Items of Equipment on such terms as shall be set forth in such instructions or deliver the Items of Equipment to the Owner Participant in accordance with such instructions; provided, however, that if such instructions have not been delivered to the Owner Trustee prior to the expiration of one year following expiration or earlier termination of the Lease with respect to such Item of Equipment, the Owner Trustee shall transfer title to all such interests to the Owner Participant. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or of any other agreement relating to the transactions contemplated hereby, the Owner Trustee may request and rely upon instructions of the Owner Participant.

                 Section 5.03. Right to Indemnity Before Acting. The Owner Trustee shall not be required to take or refrain from taking action under
Section 5.01 or 5.02 (other than to give the notices required of the Owner Trustee therein) unless the Owner Trustee shall have been indemnified by the Owner Participant, in manner and form reasonably satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and if the Owner Participant shall have directed the Owner Trustee to take or refrain from taking any such action, the Owner Participant agrees to furnish such indemnity as shall be required and, in addition (to the extent not otherwise paid pursuant to the Participation Agreement, the Lease or the Indenture) to pay the reasonable fees and charges of the Owner Trustee for the services performed or to be performed by it pursuant to such direction. The Owner Trustee shall not be required to take any action under Section 5.01 or 5.02 if the Owner Trustee shall reasonable determine, or shall have been advised by counsel, that such action is contrary to the terms of any Operative Document to which the Owner Trustee is a party or is contrary to law.

                 Section 5.04. No Duties Except as Specified. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any Item of Equipment or any other part of the Owner Trust Estate, or otherwise to take or refrain from taking any action under, or in connection with, any Operative Document to which the Owner Trustee is a party, except as expressly required by the terms of any

Operative Document to which the Owner Trustee is a party, or (to the extent not inconsistent with the terms of the Indenture) as expressly required by the terms hereof or in written instructions received pursuant to Section 5.01 or
5.02 from the Owner Participant; and no implied duties or obligations shall be read into this Agreement or any other Operative Document to which the Owner Trustee is a party against the Owner Trustee. Meridian nevertheless agrees that it will, at its own cost and expense (without any right of indemnity in respect of any such cost or expense under Section 7.01), promptly take such action as may be necessary duly to discharge and satisfy in full: (i) all Lessor's Liens attributable to Meridian or the Owner Trustee; (ii) any Liens (other than Lessor's Liens attributable to Meridian or the Owner Trustee) created as a result of Meridian's or the Owner Trustee's breach of any of its obligations under this Agreement (subject to the limitations on liability set forth in Section 6.01) on any part of the Owner Trust Estate, or on any properties of the Owner Trustee assigned, pledged or mortgaged as part of the Owner Trust Estate, which arise from acts of Meridian or the Owner Trustee, except the Lien created by the Indenture, the rights of Lessee under the Lease and the rights of the Owner Participant hereunder, and (iii) any other Liens attributable to Meridian or the Owner Trustee on any part of the Owner Trust Estate which result from claims against Meridian or the Owner Trustee unrelated to the ownership of the Items of Equipment, the administration of the Owner Trust Estate or the transactions contemplated by the Operative Documents.

                 Section 5.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall have no power or authority to, and the Owner Trustee agrees that it will not, manage, control, use, sell, dispose of or otherwise deal with the Items of Equipment or any other part of the Owner Trust Estate except (i) as expressly required by the terms of any Operative Document to which the Owner Trustee is a party, (ii) as expressly required by the terms hereof or (iii) as expressly provided in written instructions from the Owner participant pursuant to Section 5.01 or 5.02, but subject always to the provisions of, and the Lien created by, the Indenture.


                                   ARTICLE VI
                               THE OWNER TRUSTEE

                 Section 6.01. Acceptance of Trusts and Duties. Meridian accepts the trusts hereby created and agrees to perform the same upon the terms hereof. Meridian also agrees to receive and disburse all monies paid to it constituting part of the Owner Trust Estate upon the terms hereof. Meridian shall not be answerable or accountable under any circumstances, except for (i) its own or the Owner Trustee's willful misconduct or gross negligence; (ii) its performance of the terms of the last sentence of Section 5.04; (iii) its or the Owner Trustee's failure to use ordinary care in receiving or disbursing funds;
(iv) any liability that may result from the inaccuracy of any of its or the Owner Trustee's representations or warranties (or from its failure to perform any covenant made) in Section 6.03 or in any other Operative Document to which the Owner Trustee is a party; and (v) all taxes, fees or other charges on, based on or measured by any fees, commissions or other compensation received by Meridian on account of its services as Owner Trustee; provided, however, that its or the Owner Trustee's failure to act or perform in the absence of instructions, after the Owner Trustee shall have requested instructions from the Owner Participant pursuant to the last sentence of Section 5.02, shall not constitute willful misconduct or gross negligence for purposes of clause (i) of this Section 6.01. Meridian further agrees to perform all of its administrative functions and duties as Owner Trustee within the Commonwealth of Pennsylvania.

                 Section 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.01 or 5.02 and except as provided in, and without limiting the generality of, Section 5.04, the Owner Trustee shall have no duty (i) to see to any recording or filing of the Lease, any Lease Supplement, this Agreement, the Indenture or any Indenture Supplement or to see to the maintenance of any such recordation or filing or to any necessary rerecording or refiling thereof; (ii) to see to any insurance on the Items of Equipment or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto (other than to forward to the Owner Participant copies of all reports and other information which the Owner Trustee shall receive from Lessee pursuant to
Section 11 of the Lease); (iii) to see to the payment or discharge of any tax, assessment or other governmental charge on, or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Owner Trust Estate except as provided by Section 8(f) of the Participation Agreement; (iv) to confirm or verify any financial statements of Lessee; or (v) to inspect the Items of Equipment or Lessee's books and records with respect thereto.

                 Section 6.03. No Representations or Warranties as to Certain Matters. NEITHER MERIDIAN NOR THE OWNER TRUSTEE (i) IS A MANUFACTURER OF OR DEALER IN ANY ITEM OF EQUIPMENT AND NEITHER WILL MAKE AN INSPECTION OF THE ITEMS OF EQUIPMENT PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE, (ii) MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF OR AS TO THE ABSENCE OF LATENT OR OTHER EFFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON LIABILITY IN TORT, STRICT OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY ITEM OF EQUIPMENT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OF EQUIPMENT OR ANY PART THEREOF except that Meridian warrants that on each Delivery Date the Owner Trustee shall receive whatever title to the Items of Equipment was conveyed to the Owner Trustee by Lessee on such Delivery Date and Meridian shall be in compliance with the last sentence of Section 5.04 and that the Items of Equipment so conveyed shall during the Term be free of Lessor's Liens attributable to Meridian or the Owner Trustee, or (iii) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Document to which the Owner Trustee is a party, or any other document or instrument delivered pursuant hereto or thereto, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation, warranty or statement by Meridian or the Owner Trustee and except that Meridian hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Owner Participant) the other Operative Documents to which the Owner Trustee is a party have been, or at the time of execution and delivery thereof by the Owner Trustee pursuant hereto or to the Participation Agreement will be, duly executed and delivered by one of Meridian's officers who is or will be, as the case may be, duly authorized to execute and deliver the same on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by Meridian and constitutes the legal, valid and binding obligation of Meridian enforceable against Meridian in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

                 Section 6.04. No Segregation of Monies Required; Investment Thereof. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and shall be invested as provided in Section 4.02.

                 Section 6.05. Reliance Upon Certificates and Counsel. The Owner Trustee shall not incur any liability to any Person by reason of acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant, Lessee or the Indenture Trustee mentioned herein or in any other Operative Document to which the Owner Trustee is a party shall be sufficiently evidenced by a written instrument signed by a person purporting to be an officer of the Owner Participant, Lessee or the Indenture Trustee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors of the Owner Participant or Lessee, as the case may be, certified by the Secretary or an Assistant Secretary of the Owner Participant or Lessee as the case may be, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by such Board of Directors and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically provided herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by an officer of the Owner Participant, Lessee or the Indenture Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                 Section 6.06. Not Acting in Individual Capacity. Meridian is acting hereunder solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Agreement, the Lease, the Participation Agreement or the Indenture, all Persons, other than the Owner Participant, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Owner Trust Estate for payment or satisfaction thereof.

                 Section 6.07.  Compensation.  Except as otherwise provided in
Section 5.03, 6.08 or 7.01, neither Meridian nor the Owner Trustee shall have any right against the Owner Participant or (subject to the terms of the Indenture) the Owner Trust Estate for any fee, compensation or reimbursement for its services hereunder.

                 Section 6.08. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement by it of all monies under this Agreement and each other agreement (including the Operative Documents to which it is a party) contemplated hereby. The Owner Participant shall be responsible for causing to be prepared and filed, at its expense, all income tax returns required to be filed by the Owner Participant and for causing to be prepared all income tax returns required to be filed with respect to the trust created hereby. The Owner Trustee, upon request and upon adequate assurance of reimbursement by the Owner Participant for the costs and expenses associated therewith, shall furnish to the Owner Participant all such information as may be reasonably required from the Owner Trustee in connection with the preparation of such income tax returns. Upon request of Owner Participant, the Owner Trustee shall sign and file the trust's tax returns prepared by the Owner Participant.


                                  ARTICLE VII
                      INDEMNIFICATION OF THE OWNER TRUSTEE
                            BY THE OWNER PARTICIPANT

                 Section 7.01. Indemnification of the Owner Trustee. The Owner participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Meridian, and its successors, permitted assigns, agents and servants, from and against, any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by Meridian on or measured by any fees or other compensation received by Meridian for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Meridian in any way relating to or arising out of this Agreement or any other Operative Document or the enforcement of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Item of Equipment (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except: (i) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or Meridian as trustee or in its individual capacity, respectively, in the performance or nonperformance of its obligations and duties hereunder, (ii) those resulting from the inaccuracy of any representation or warranty of Meridian or the Owner Trustee (or from its failure to perform any covenant) in Section 6.03 or in any other Operative Document; (iii) those arising or resulting from any of the matters described in the last sentence of Section 6.01; or (iv) those resulting from its failure to perform the terms of the last sentence of Section 5.04 or from the failure to use ordinary care in the receipt and disbursement of funds; provided that the Owner Participant shall be liable under this Section 7.01 only to the extent that the Owner Trustee is indemnified by the Lessee pursuant to Section 16 of the Participation Agreement; provided further that before asserting its right to indemnification pursuant to this Section 7.01, the Owner Trustee shall first demand its corresponding right to indemnification, if any, pursuant to Section 16 of the Participation Agreement (but need not exhaust any or all remedies available thereunder), provided the Owner Participant has the right to pursue any such remedies against the Lessee which are not pursued by the Owner Trustee. The indemnities contained in this Section 7.01 extend to Meridian only and shall not be construed as indemnities of the Indenture Estate or the Owner Trust Estate. The indemnities contained in this Section 7.01 shall survive the termination of this Agreement. In addition, if necessary, the Owner Trustee shall be entitled to indemnification from the Owner Trust Estate, subject, however, to the provisions of Section 4.01 and the Lien created by the Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee, the Owner Participant or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Owner Trustee shall have a Lien on the Owner Trust Estate, subject, however, to the provisions of
Section 4.01 and the Lien created by the Indenture, which Lien of the Owner Trustee shall be prior to any interest herein of the Owner Participant.


                                  ARTICLE VIII
                  TRANSFER OF THE OWNER PARTICIPANT'S INTEREST

                 Section 8.01.  Transfer of Interest.  All provisions of
Section 14 of the Participation Agreement shall (with the same force and effect as if set forth in full, mutatis mutandis, in this Section 8.01) be applicable to any assignment, conveyance or other transfer by the Owner Participant of its right, title or interest in and to this Agreement or any other Operative Document to which the Owner Trustee is a party.


                                   ARTICLE IX
                     SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

                 Section 9.01. Resignation or Removal of the Owner Trustee; Appointment of Successor. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Owner Participant, the Indenture Trustee and Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In addition, the Owner Participant may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, the Indenture Trustee and Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b). In the case of the resignation or removal of the Owner Trustee, the Owner Participant may appoint a successor Owner Trustee by an instrument in writing signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee, the Indenture Trustee or Lessee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed by the Owner Participant as above provided. Any successor Owner Trustee so appointed by such court shall immediately, and without further act, be superseded by any successor Owner Trustee appointed by the Owner Participant as above provided within one year from the date of the appointment by such court.

                 (b) Execution and Delivery of Certain Documents. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

                 (c) Qualification. Any successor Owner Trustee, however appointed, shall be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $100,000,000, if there by such an institution willing, able and legally qualified to perform the duties of Owner Trustee hereunder upon reasonable and customary terms.

                 (d) Merger, etc. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to Section 9.01(c), be the Owner Trustee hereunder without further act.

                 Section 9.02. Co-Trustees and Separate Trustees. If at any time or times it shall be necessary or prudent in order to conform to any applicable law of any jurisdiction in which all or any part of the Owner Trust Estate is located, or the Owner Trustee shall be advised by counsel that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee, the Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Owner Trustee, the Owner Participant and Lessee, either to act as co-trustee or co-trustees, jointly with the Owner Trustee, or to act as separate trustee or trustees hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event the Owner Participant shall not have joined in the execution of any such agreement or instrument within 10 days after the receipt of a written request from the Owner Trustee to do so, or in the event an Event of Default shall have occurred and be continuing, the Owner Trustee may act under the foregoing provisions of this Section 9.02 without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this
Section 9.02 in either of such contingencies.

                 Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

                 (A) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee in respect of the custody, control and management of monies, the Items of Equipment or documents authorized to be delivered hereunder shall be exercised solely by the corporation designated as the Owner Trustee in the first paragraph of this Agreement, or its successor as Owner Trustee.

                 (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the corporation designated as the Owner Trustee in the first paragraph of this Agreement, or its successor as Owner Trustee, and such additional trustee or trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Owner Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee or trustees;

                 (C) no power given to, or which it is provided hereby may be exercised by, any such additional trustee or trustees shall be exercised hereunder by such additional trustee or trustees except jointly with, or with the consent in writing of, the corporation designated as the Owner Trustee in the first paragraph of this Agreement, or its successor as Owner Trustee, anything herein contained to the contrary notwithstanding;

                 (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

                 (E) the Owner Trustee, at any time by an instrument in writing, may remove any such additional trustee; in the event that the Owner Participant shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Owner Trustee to do so, the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee its agent and attorney-in-fact to act for it in such removal in such contingency; and

                 (F) no appointment of, or action by, any additional trustee shall relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Indenture or shall affect the interests of the Indenture Trustee or the Holders of the Equipment Notes in the Indenture Estate.


                                   ARTICLE X
                 SUPPLEMENTS AND AMENDMENTS TO TRUST AGREEMENT
                              AND OTHER DOCUMENTS

                 Section 10.01.  Supplements and Amendments.  (a) Execution.
At any time and from time to time upon the written request of the Owner Participant, subject to compliance with the applicable provisions of Section
10.06 of the Indenture: (i) the Owner Trustee, together with the Owner Participant, shall execute a supplement to this Agreement for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement (except Section 11.11) as specified in such request; and (ii) the Owner Trustee shall enter into such written amendment of or supplement to any other Operative Document to which the Owner Trustee is a party as the Indenture Trustee and Lessee may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent under the terms of any such Operative Document as Lessee and the Indenture Trustee may agree to and as may be specified in such request. Notwithstanding the foregoing, except to the extent permitted by Section 7(g) of the Participation Agreement, no amendment of or supplement to or waiver or modification to the terms hereof shall modify the provisions of Section 1.01,
Section 2.01, Section 2.02, Section 3.01(F) and (G), Section 4.01, Section 5.01, Section 5.02, Section 5.05, Section 6.01, Section 6.03, Section 6.07,
Section 6.08, Section 7.01, Section 8.01, Section 9.01, Section 9.02, this
Section 10.01, Section 11.01, Section 11.02, Section 11.03, Section 11.05 or
Section 11.11, and the Owner Trustee shall not be required to execute any amendment of or supplement to this Agreement, or waiver or modification to the terms hereof which might result in the trusts created hereunder being terminated prior to the release of the Lien of the Indenture on the Indenture Estate or prior to the payment in full of the principal of, Premium (if any) and interest on the Equipment Notes.

                 (b) Delivery of Amendments and Supplements to Certain Parties. Until the Indenture shall have been discharged pursuant to Section
9.01 thereof, a signed copy of each amendment or supplement referred to in
Section 10.01(a)(i) shall be delivered by the Owner Trustee to the Indenture Trustee and shall not in any way affect the Indenture, the Equipment Notes and shall not impose any duty on the Indenture Trustee with respect to such amendment or supplement.

                 Section 10.02. Discretion as to Execution of Documents. If in the reasonable opinion of the Owner Trustee any document required to be executed pursuant to the terms of Section 10.01 materially and adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

                 Section 10.03. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 to specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof.

                 Section 10.04. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to Section 10.01, the Owner Trustee shall mail, by certified mail, postage prepaid, return receipt requested, a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

                 Section 10.05. No Request Needed As to Lease and Indenture Supplements. No written request pursuant to Section 10.01 shall be required to enable the Owner Trustee to enter into any Lease Supplement with Lessee pursuant to Section 3.01 or any Indenture Supplement.

                                   ARTICLE XI
                                 MISCELLANEOUS

                 Section 11.01. Termination. This Agreement and the trusts, rights, privileges and options created hereby shall terminate and this Trust Agreement shall be of no further force or effect upon the earliest of (i) the later of (x) the final discharge of the Indenture pursuant to Section 11.01 thereof and the sale or other final disposition by the Owner Trustee of all property constituting part of the Owner Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Owner Trust Estate in accordance with Article IV, provided that at such time Lessee shall have fully complied with all of the terms of the Participation Agreement and the Lease, and (y) the expiration or termination of the Lease in accordance with its terms, (ii) twenty-one years less one day after the death of the last survivor of the descendants living on the date of this Agreement of Joseph P. Kennedy, father of President John F. Kennedy, but if any trusts, rights, privileges or options shall be or become valid under applicable law for a period subsequent to the twenty- first anniversary of the death of the last such survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trusts, rights, privileges and options for a period in gross exceeding the period for which such trusts, rights, privileges and options are hereinabove stated to extend and be valid), then such trusts, rights, privileges and options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until such time as the same shall under applicable law cease to be valid, or (iii) the election of the Owner Participant by notice to the Owner Trustee to revoke the trusts created hereby, if such notice shall be accompanied by the written agreement of the Owner Participant assuming all the obligations of the Owner Trustee under or contemplated by the Operative Documents and all other obligations of the Owner Trustee incurred by it as trustee hereunder. Notwithstanding the foregoing, no such election shall be effective (A) if made in contravention of Section 7(g) of the Participation Agreement or (B) until payment in full of all the obligations of the Owner Trustee and the Lessee under the Indenture and the Equipment Notes; otherwise this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof. Upon such termination, all monies or other property or proceeds constituting part of the Owner Trust Estate shall be distributed in accordance with the terms of
Article IV.

                 Section 11.02. The Owner Participant Has No Legal Title. The Owner Participant shall not have legal title to any part of the Owner Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of the Owner Participant in and to the Owner Trust Estate shall operate to terminate this Agreement or the trusts created hereunder or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Owner Trust Estate.

                 Section 11.03. Assignment, Sale, etc. of Items of Equipment. Any assignment, sale, transfer or other conveyance of any Item of Equipment by the Owner Trustee pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participant in and to such Item of Equipment. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

                 Section 11.04. Trust Agreement for Benefit of Parties Only. Except as may be otherwise provided in Sections 4.01, 4.02 and 5.01, Article IX, Section 10.01 and Sections 11.01 and 11.05 nothing herein, whether express or implied, shall be construed to give any Person other than the Owner Trustee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Agreement; but this Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participant.

                 Section 11.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, and (i) if to the Owner Trustee, addressed to it at its office at 35 North Sixth Street, Reading, Pennsylvania 19603, Attention: Corporate Trust Department; (ii) if to the Indenture Trustee, addressed to it at its office at Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Department; (iii) if to the Owner Participant, addressed to it at such address as it shall have furnished by notice to the Owner Trustee, or, until an address is so furnished, addressed to it at its address set forth in the Participation Agreement; or (iv) if to Lessee, addressed to it at its address set forth in the Lease, or to any of the above Persons at any other address subsequently specified in writing by it to each of the other such Persons. Whenever any notice in writing is required to be given hereunder by the Owner Trustee or the Owner Participant, such notice shall be deemed given and such requirements satisfied if such notice is delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, or is sent by telex (confirmed promptly by certified mail, postage prepaid, return receipt requested), in each case addressed as provided above.

                 Section 11.06. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceabiltiy without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 Section 11.07. Waivers. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X; and any waiver of the terms hereof shall be effective only in the specified instance and for the specific purpose given.

                 Section 11.08. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 Section 11.09. Binding Effect. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee, and its successors and permitted assigns and the Owner Participant, and its successors and its permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind its successors and permitted assigns.

                 Section 11.10. Headings. The headings of the various Articles, Sections and paragraphs herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 Section 11.11. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, including all matters of construction, validity and performance.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunder duly authorized as of the day and year first above written.


                                    MERIDIAN TRUST COMPANY



                                    By:/s/ Stephen J. Kaba
                                       -----------------------------------
                                       Title: Vice President



                                    J.P. MORGAN INTERFUNDING CORP.


                                    By:/s/Albert B. Gordon, Jr.
                                       -----------------------------------
                                       Title:  Chairman